As filed with the Securities and Exchange Commission on May 4, 2006

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VistaPrint Limited

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	98-0417483
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton, HM12

Bermuda

(Address of Principal Executive Offices)

2005 Equity Incentive Plan

(Full Title of the Plan)

Dean J. Breda

Vice President and General Counsel

VistaPrint USA, Incorporated

100 Hayden Ave.

Lexington, Massachusetts 02421

(Name and Address of Agent For Service)

(781) 890-8434

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Shares, $0.001 par value per share	500,000 shares	$30.435	$15,217,500	$1,629

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act of 1933, as amended, on the basis of $30.435, the average of the high and low sale prices of the Registrant’s common shares on the Nasdaq National Market on May 1, 2006.

REGISTRATION OF ADDITIONAL SECURITIES

PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement registers additional common shares, $.001 par value per share, of the registrant to be issued pursuant to the registrant’s 2005 Equity Incentive Plan. Accordingly, the contents of the previous Registration Statement on Form S-8 (File No. 333-129912) filed by the registrant with the Securities and Exchange Commission (“SEC”) on November 23, 2005 (the “Previous Form S-8”), including periodic reports that the registrant filed after the Previous Form S-8 to maintain current information about it, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the registrant has most recently filed with the SEC are listed below:

(a)	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 filed with the SEC on April 27, 2006.

(b)	Current Report on Form 8-K filed with the SEC on April 26, 2006.

(c)	Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2005 filed with the SEC on February 8, 2006.

(d)	Current Report on Form 8-K filed with the SEC on January 24, 2006.

(e)	Current Report on Form 8-K filed with the SEC on December 15, 2005.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lexington, Massachusetts, on this 3rd day of May, 2006.

VISTAPRINT LIMITED

By:	/s/ Robert S. Keane
Robert S. Keane
President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Robert S. Keane Robert S. Keane	President, Chief Executive Officer and Director (Principal Executive Officer)	May 3, 2006

/s/ Paul C. Flanagan Paul C. Flanagan	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 3, 2006

* Daniel Ciporin	Director	May 3, 2006

* Fergal Mullen	Director	May 3, 2006

* George M. Overholser	Director	May 3, 2006

* Louis Page	Director	May 3, 2006

* Richard T. Riley	Director	May 3, 2006

* By:	/s/ Dean J. Breda
Dean J. Breda
Attorney-In-Fact

INDEX TO EXHIBITS

Number	Description
5.1	Opinion of Appleby Hunter Spurling, counsel to the Registrant

23.1	Consent of Appleby Hunter Spurling (included in Exhibit 5.1)

23.2	Consent of Ernst & Young LLP

24(1)	Powers of attorney

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 24 to the Registrant’s Registration Statement on Form S-8 (File No. 333-129912) and incorporated herein by reference.